EXHIBIT 4.2.3

SYNPLICITY, INC.

2000 STOCK OPTION PLAN

STOCK OPTION AGREEMENT FOR FRENCH EMPLOYEES

Unless otherwise defined herein, the terms defined in the 2000 Stock Option Plan shall have the same defined meanings in this Option Agreement.

I.	NOTICE OF STOCK OPTION GRANT

Optionee’s Name and Address:

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Stock Option Agreement, as follows:

Date of Grant:

Vesting Commencement Date:

Exercise Price Per Share	$

Total Number of Shares Granted:

Total Exercise Price	$

Term/Expiration Date:

Vesting Schedule:

This Option may be exercised, in whole or in part, in accordance with the following schedule: Twenty-Five percent (25%) of the Shares subject to this Option shall vest twelve (12) months after the Date of Grant (the “Initial Exercise Date”) and 1/48th of the Shares subject to the Option shall vest each month thereafter on the same day of the month as the Date of Grant, subject to Optionee continuing to be an Employee on such dates.

Termination Period:

This Option may be exercised for three (3) months after termination of the Optionee’s employment relationship, for six (6) months after termination of the Optionee’s employment relationship in the case of termination due to death or for twelve (12) months in the case of a termination of the Optionee’s employment relationship as a result of Disability. The date of termination shall include any notice period, even if not performed by Optionee. In no event may Optionee exercise this Option after the Term/Expiration Date as provided above.

Restriction on Sale:

The Shares subject to this Option may not be transferred, assigned or hypothecated in any manner otherwise than by will or by the laws of descent or distribution before the date three (3) years after the Initial Exercise Date (the “Holding Period”), except upon the occurrence of an event provided for by Article 91 ter of Annex II to the French Tax Code.

Optionee shall be obligated to use a broker of the Company’s choosing or to have Shares held pursuant to an escrow arrangement established by the Company, in order to insure compliance with the Holding Period and so that the Company may sufficiently track the Shares acquired upon exercise of the Option and the Company shall be given sufficient access to any account Optionee may have with respect to any such Shares so that the Company may correctly provide any required reports to the French taxing authorities as required by Applicable Laws. Optionee hereby authorizes and directs the Company to hold all Shares exercised subject to this Option under the Escrow Provisions attached hereto as Exhibit A, for the duration of the Holding Period or until such time as this Agreement is no longer in effect. Optionee hereby appoints the Secretary, or any other person designated by the Company as escrow agent and shall, upon execution of this Agreement, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the share certificates representing the Shares.

The Company, or its designee, shall not be liable for any act it may do or omit with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

II.	AGREEMENT

1. Grant of Option. The Board of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the “Optionee”), an option (the “Option”) to purchase a number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 13(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

2. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee’s death, Disability or other termination of Optionee’s employment relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice to the Company, in the form attached as Exhibit B (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company and/or the Subsidiary pursuant to the provisions of the Plan. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue to the Optionee (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 8 of Appendix A to the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Subsidiary. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares and all applicable taxes. This Option shall be deemed to be exercised upon receipt by the Subsidiary of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and payment of all applicable taxes.

(c) No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash or check (denominated in U.S. Dollars);

(b) wire transfer (denominated in U.S. Dollars);or

(c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.

4. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

6. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

7. Withholding. Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal,

state, local and foreign income and employment tax withholding requirements as well as social security charges applicable to the Option exercise or the disposition of any Shares acquired upon exercise. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise and may withhold applicable French social security charges from the proceeds of any disposition of Shares that violates the Restriction on Sale set forth in the Notice of Stock Option Grant.

8. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws but not the choice of law rules of California.

9. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.

OPTIONEE:	SYNPLICITY, INC.

By:
Signature

Title:
Print Name

EXHIBIT A

SYNPLICITY, INC.

2000 STOCK OPTION PLAN

ESCROW PROVISIONS – FRENCH EMPLOYEES

1. Option. As set forth in the Notice of Grant, you have been granted the Option under the Plan. The Shares acquired upon exercise of the Option shall be held by the Company under these Escrow Provisions in an account in your name.

2. Legal and Equitable Title. Legal and equitable title to the Option and any cash or securities acquired pursuant thereto, shall remain with you at all times, notwithstanding that such items may be held by the Company pursuant to these Escrow Instructions.

3. Exercise of Option. You may instruct the Company to exercise the Option on your behalf at such time or times as permitted by the Notice of Grant, the Option Agreement and the Plan.

4. Proceeds of Exercise. Shares acquired upon exercise of the Option shall be retained in this Escrow until the date three (3) years from the Initial Exercise Date (the “Holding Period”); provided, however, that the duration of this restriction on sale shall be automatically adjusted to conform with any changes to the holding period required for favorable tax and social security treatment under Applicable Laws, as defined in the Plan. Upon the expiration of the Holding Period, you may elect to keep the Shares in your account under these Escrow Provisions or have them distributed to you as soon as administratively feasible. You may elect to keep any proceeds from any sale of such shares, made following the expiration of the Holding Period, in your account under these Escrow Provisions or to have them distributed to you within ten (10) business days of the sale, pursuant to such channels as the Company reasonably determines appropriate.

5. Powers of Company. The Company may take any and all actions, and is hereby granted such powers and discretion, as may appear necessary or proper to comply with the applicable laws of any jurisdictions and to effectuate and carry out the terms and purposes of this Escrow, including, but not limited to, the power to exercise the Option and hold or dispose of the proceeds of such exercise in accordance with the terms of these Escrow Provisions.

6. Limitation of Liability. The Company shall not be liable for any damage caused by the exercise of its discretion as authorized by these Escrow Provisions for any reason, except gross negligence or willful misconduct. The Company shall not be liable for honest mistakes of judgment or for losses or liabilities due to such honest mistakes of judgment.

7. Costs and Expenses of this Escrow. All costs and expenses of these Escrow Provisions shall be borne by the Company.

8. Governing Law. This Escrow will be administered in the State of California, and its validity, construction and all rights hereunder, shall be governed by the laws of the State of California; provided, however, that all matters affecting the title, ownership and transferability of any security, whether created or held hereunder, shall be governed by all applicable federal, state, or foreign securities laws.

OPTIONEE	SYNPLICITY, INC.

Signature	By

Print Name	Title

Residence Address

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EXHIBIT B

SYNPLICITY, INC.

2000 STOCK OPTION PLAN FOR FRENCH EMPLOYEES

EXERCISE NOTICE

[NAME OF SUB]

[ADDRESS]

Attention: General Secretary

1. Exercise of Option. Effective as of today,                     , 20    , the undersigned (“Optionee”) hereby elects to purchase                      shares (the “Shares”) of the Common Stock of Synplicity, Inc. (the “Company”) under and pursuant to the 2000 Stock Option Plan (the “Plan”), including Appendix A to the Plan, and the Stock Option Agreement dated                      (the “Option Agreement”). The purchase price for the Shares shall be U.S. $                    , as required by the Option Agreement.

2. Delivery of Payment. Optionee herewith delivers to the Company the full purchase price for the Shares and any and all applicable taxes. Should any tax or social contribution be due by the Company (or Optionee’s employer) due to the exercise of the Option or the disposition of the Shares, Optionee hereby agrees that the corresponding amount may be withheld on the proceeds due to Optionee from any sale of the Shares by the broker previously selected by the Company to be used by Optionee and such amount shall be directly paid to the Company so that the Company may pay the relevant taxing authorities any amounts due.

3. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.

5. Tax Consultation. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or Applicable Laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, ASSIGNED OR HYPOTHECATED IN ANY MANNER OTHER THAN BY WILL OR BY THE LAWS OF DESCENT OR DISTRIBUTION BEFORE THE DATE THREE (3) YEARS AFTER THE INITIAL EXERCISE DATE, AS SUCH TERM IS DEFINED IN THE STOCK OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

8. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

9. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and such agreement is governed by the laws of California and the United States of America except for that body of laws pertaining to conflict of laws.

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Submitted by:	Accepted by:

OPTIONEE	SYNPLICITY, INC.

By:
Signature
Its:
Print Name

Address:

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